UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2009 (July 31, 2009)

Baldwin Technology Company, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-9334	13-3258160
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Trap Falls Road, Suite 402, Shelton, CT	06484
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 203-402-1000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 31, 2009, Baldwin Technology Company, Inc. (the “Company”) and certain of its subsidiaries entered into Waiver and Amendment No. 5 to Credit Agreement (the “Amendment”) with Bank of America, N.A. as a Lender and as Administrative Agent, and certain other Lenders. The Amendment reduces the total permanent loan commitment under the revolving line of credit from $35 million to $25 million, establishes interest and certain fee margins and covenant targets and modifies certain other provisions of the Credit Agreement through November 21, 2011, the original termination date of the Credit Agreement.

During the fiscal year ending June 30, 2010, the Company must achieve, among other things, monthly trailing 3-month sales targets, as well as quarterly Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) targets beginning with the quarter ending December 31, 2009, and maintain minimum liquidity levels, all as further set forth in the Amendment.

Beginning with the quarter ending September 30, 2010, the covenant targets revert to the quarterly thresholds set forth in the original Credit Agreement: minimum EBITDA and minimum fixed charge coverage ratio over the previous 12-month period, and maximum total debt to EBITDA ratio.

A copy of the Amendment is attached to this Report as Exhibit 10.35, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure contained in “Item 1.01 – Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events

The Company issued a press release dated July 31, 2009 describing the Amendment, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.35
Waiver and Amendment No. 5 to Credit Agreement dated as of July 31, 2009, among Baldwin Technology Company, Inc., Baldwin Germany Holding GmbH, Baldwin Germany GmbH, Baldwin Oxy-Dry GmbH, the other Credit Parties party thereto, Bank of America, N.A. as a Lender and as Administrative Agent, and the other Lenders party thereto (filed herewith)

99.1	Press release entitled “Baldwin Signs Amendment to Credit Agreement” issued by the Company on July 31, 2009 (furnished herewith).

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements. All statements other than statements of historical facts included in this Current Report on Form 8-K are forward-looking statements. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition to the risks and uncertainties of ordinary business operations and conditions in the general economy and the markets in which the Company competes, the forward-looking statements of the Company contained in this Current Report on Form 8-K are subject to the risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, and other Securities and Exchange Commission filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BALDWIN TECHNOLOGY COMPANY, INC. (Registrant)

By:	/s/ John P. Jordan
John P. Jordan Vice President, Treasurer and Chief Financial Officer

Dated: August 5, 2009

EXHIBIT INDEX

Exhibit Number	Description

10.35	Waiver and Amendment No. 5 to Credit Agreement dated as of July 31, 2009, among Baldwin Technology Company, Inc., Baldwin Germany Holding GmbH, Baldwin Germany GmbH, Baldwin Oxy-Dry GmbH, the other Credit Parties party thereto, Bank of America, N.A. as a Lender and as Administrative Agent, and the other Lenders party thereto (filed herewith)

99.1	Press release entitled “Baldwin Signs Amendment to Credit Agreement” issued by the Company on July 31, 2009 (furnished herewith).

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